                                                                     EXHIBIT (O)


                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          DISCOVER CARD MASTER TRUST I
                         Series 1999-2 Monthly Statement

                      Class A Certificate CUSIP # 25466KCE7
                      Class B Certificate CUSIP # 25466KCF4

Distribution Date: March 15, 2002                Month Ending: February 28, 2002

Pursuant to the Series Supplement dated as of March 10, 1999 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.    Payments to investors in Series 1999-2 on this Distribution Date (per $1000 of Class Initial Investor Interest)
      ---------------------------------------------------------------------------------------------------------------

          Series 1999-2                                         Total                     Interest                   Principal
                                                                -----                     --------                   ---------
              Class A           5.90000000%              $0.000000000                 $0.000000000                $0.000000000

              Class B           6.10000000%              $0.000000000                 $0.000000000                $0.000000000

2.    Principal Receivables at the end of February, 2002
      --------------------------------------------------
  (a) Aggregate Investor Interest                                                                           $29,015,132,542.82

      Seller Interest                                                                                        $4,685,677,784.65

      Total Master Trust                                                                                    $33,700,810,327.47

  (b) Group One Investor Interest                                                                           $29,015,132,542.82

  (c) Series 1999-2 Investor Interest                                                                          $526,316,000.00

  (d) Class A   Investor Interest                                                                              $500,000,000.00

      Class B   Investor Interest                                                                               $26,316,000.00

3.    Allocation of Receivables Collected During February, 2002

                                                                                                              Yield Collections /
                                                  Finance Charge Collections      Principal Collections         Additional Funds
                                                  --------------------------      ---------------------         ----------------
  (a) Allocation of Collections between Investors and Seller:

      Aggregate Investor Allocation                          $442,550,545.68          $4,446,934,192.16                    $0.00

      Seller Allocation                                       $75,441,380.11            $758,066,746.67                    $0.00

  (b) Group One Allocation                                   $442,550,545.68          $4,446,934,192.16                    $0.00

  (c) Series 1999-2 Allocation                                 $7,862,599.44             $79,006,709.25                    $0.00

  (d) Class A Allocation                                       $7,469,443.57             $75,056,113.54                    $0.00

      Class B Allocation                                         $393,155.87              $3,950,595.71                    $0.00

  (e) Principal Collections as a monthly percentage of Master Trust Receivables
      at the beginning of February, 2002                                                                                  14.80%

  (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
      at the beginning of February, 2002                                                                                   1.47%

  (g) Total Collections as a monthly percentage of Master Trust Receivables
      at the beginning of February, 2002                                                                                  16.27%

4.    Information Concerning the Series Principal Funding Account ("SPFA")
      --------------------------------------------------------------------

                                       Deposits into the SPFA          Deficit Amount                    SPFA         Investment
                                     on this Distribution Date    on this Distribution Date             Balance         Income
                                     -------------------------    -------------------------             -------         ------
      Series 1999-2                             $0.00                       $0.00                        $0.00          $0.00

5.    Information Concerning Amount of Controlled Liquidation Payments
      ----------------------------------------------------------------

                                      Amount Paid on this            Deficit Amount on this          Total Payments through this
                                       Distribution Date                Distribution Date                  Distribution Date
                                       -----------------                -----------------                  -----------------
      Series 1999-2                          $0.00                            $0.00                              $0.00

6.    Information Concerning the Series Interest Funding Account ("SIFA")
      -------------------------------------------------------------------

                                                                                Deposits into the SIFA                 SIFA
                                                                              on this Distribution Date              Balance
                                                                              -------------------------              -------
      Series 1999-2                                                                  $2,592,106.33                $12,960,531.65

7.    Pool Factors for February, 2002
      Class A                                                                                                         1.00000000

      Class B                                                                                                         1.00000000

8.    Investor Charged-Off Amount
      ---------------------------
                                                                                                             Cumulative Investor
                                                                                       February, 2002         Charged-Off Amount
                                                                                       --------------         ------------------
  (a) Group One                                                                       $175,689,578.47                      $0.00

  (b) Series 1999-2                                                                     $3,121,398.89                      $0.00

  (c) Class A                                                                           $2,965,318.66                      $0.00

      Class B                                                                             $156,080.23                      $0.00

  (d) As an annualized percentage of
      Principal Receivables at the
      beginning of February, 2002                                                               7.12%                        N/A

9.    Investor Losses for February, 2002                                                                  Per $1,000 of Initial
      ----------------------------------                                                Total           Series Investor Interest
                                                                                        -----           ------------------------
  (a) Group One                                                                           $0.00                        $0.00

  (b) Series 1999-2                                                                       $0.00                        $0.00

  (c) Class A                                                                             $0.00                        $0.00

      Class B                                                                             $0.00                        $0.00

10.   Reimbursement of Investor Losses for February, 2002                                                 Per $1,000 of Initial
      ---------------------------------------------------                             Total             Series Investor Interest
                                                                                      -----             ------------------------
  (a) Group One                                                                           $0.00                        $0.00

  (b) Series 1999-2                                                                       $0.00                        $0.00

  (c) Class A                                                                             $0.00                        $0.00

      Class B                                                                             $0.00                        $0.00

11.   Aggregate Amount of Unreimbursed Investor Losses for February, 2002
      -------------------------------------------------------------------                                Per $1,000 of Initial
                                                                                      Total             Series Investor Interest
                                                                                      -----             ------------------------
  (a) Group One                                                                           $0.00                        $0.00

  (b) Series 1999-2                                                                       $0.00                        $0.00

  (c) Class A                                                                             $0.00                        $0.00

      Class B                                                                             $0.00                        $0.00

12.   Investor Monthly Servicing Fee payable on this Distribution Date
      ----------------------------------------------------------------
  (a) Group One                                                                                               $49,372,719.32

  (b) Series 1999-2                                                                                              $877,193.33

  (c) Class A                                                                                                    $833,333.33

      Class B                                                                                                     $43,860.00

13.   Class Available Subordinated Amount at the end of the Distribution Date
      -----------------------------------------------------------------------

                                                                                                            As a Percentage of
                                                                                       Total             Class A Invested Amount
                                                                                       -----             -----------------------
      Series 1999-2, Class B                                                       $44,736,860.00                   8.9474%

14.   Total Available Credit Enhancement Amounts
      ------------------------------------------

                                                                                         Shared Amount            Class B Amount
                                                                                         -------------            --------------
  (a) Maximum Amount on this Distribution Date                                                 $0.00              $21,052,640.00

  (b) Available Amount on this Distribution Date                                               $0.00              $21,052,640.00

  (c) Amount of unreimbursed Drawings on Credit
      Enhancement on this Distribution Date                                                    $0.00                       $0.00

  (d) Credit Enhancement Fee on this Distribution Date                                                                  8,759.38

15.   Delinquency Summary
      -------------------

      Master Trust Receivables Outstanding at the end of February, 2002                                       $34,184,205,250.83

                                                                           Delinquent Amount              Percentage of Ending
      Payment Status                                                        Ending Balance               Receivables Outstanding
      --------------                                                        --------------               -----------------------
      30-59 Days                                                             $774,034,329.46                        2.26%

      60-179 Days                                                          $1,716,676,584.80                        5.02%

16.   Excess Spread Percentages on this Distribution Date (1)
      ---------------------------------------------------
  (a) Group One             (2)                                                                                    5.94%

  (b) Series 1999-2         (3)                                                                                    2.88%

17.   Net Charge-Offs on this Distribution Date         (4)
      -----------------------------------------
      Charge-offs net of recoveries as an annualized percentage of Principal Receivables
      at the beginning of February, 2002                                                                           6.39%

                                               U.S. Bank National Association
                                               as Trustee

                                               BY:
                                                  ---------------------------
                                                  Vice President

-----------------------------------

(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(c)), and (b) the sum of (i) the monthly interest for each Series (see 'Deposits into the SIFA' in Item
     6), (ii) the monthly servicing fee for each Class of this Series (see Item 12(b)), (iii) the Investor Charge-Off Amount (see Item 8(b)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          DISCOVER CARD MASTER TRUST I

                         Series 1999-2 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

        The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the 'Pooling & Servicing Agreement') and the Series Supplement, dated as of March 10, 1999 (the 'Series Supplement') by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 1999-2 Master Trust Certificates for the Distribution Date occurring on March 15, 2002:

1.      Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

2.      The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

3.      The aggregate amount of Collections processed during February, 2002
        is equal to                                                                                                $5,722,992,864.62

4.      The aggregate amount of Class A Principal Collections processed during February, 2002
        is equal to                                                                                                   $75,056,113.54

5.      The aggregate amount of Class A Finance Charge Collections processed during February, 2002
        is equal to                                                                                                    $7,469,443.57

6.      (a)  The aggregate amount of Class A Principal Collections recharacterized as Series Yield
             during February, 2002 is equal to                                                                                 $0.00

        (b)  The aggregate amount of Class A Additional Funds for this Distribution date is equal to                           $0.00

7.      The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

        (a)  with respect to the Class A Required Amount Shortfall is equal to                                                 $0.00

        (b)  with respect to the Class A Cumulative Investor Charged-Off Amount is equal to                                    $0.00

        (c)  with respect to the Class A Investor Interest is equal to                                                         $0.00

8.      The sum of all amounts payable to the Class A Certificateholders on the current Distribution Date is
        equal to                                                                                                               $0.00

9.      The aggregate amount of Class B Principal Collections processed during February, 2002
        is equal to                                                                                                    $3,950,595.71

10.     The aggregate amount of Class B Finance Charge Collections processed during February, 2002
        is equal to                                                                                                      $393,155.87

11.     (a)  The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections
             during February, 2002 is equal to                                                                                 $0.00

        (b)  The aggregate amount of Class B Additional Funds for this Distribution date is equal to                           $0.00

12.     The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

        (a)  with respect to the Class B Required Amount Shortfall is equal to                                                 $0.00

        (b)  with respect to the Class B Cumulative Investor Charged-Off Amount is equal to                                    $0.00

        (c)  with respect to the Class B Investor Interest is equal to                                                         $0.00

13.     The sum of all amounts payable to the Class B Certificateholders on the current Distribution Date is
        equal to                                                                                                               $0.00

14.     Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to the section entitled Master Servicer's Monthly
        Certificate of the Series Supplement.


        IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of March, 2002.

Series 1999-2                       DISCOVER BANK
                                    as Master Servicer

                                    By:
                                       -----------------------------------------
                                    Vice President, Chief Accounting Officer and
                                    Treasurer